Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Settlement Agreement and General Release
This Settlement Agreement and General Release (“Agreement”) is made effective as of the 8th day of August, 2023 (“Effective Date”) by and between Novavax, Inc., a Delaware corporation having a place of business at 21 Firstfield Rd., Gaithersburg, MD 20878 (“Novavax”) and SK bioscience Co., Ltd., a company incorporated in the Republic of Korea having a place of business at 310 Pangyo-ro, Bundang-gu, Seongnam-si, Gyeonggi-do 13494, Republic of Korea (“SK”). Novavax and SK shall each be hereinafter referred to as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties entered into the Development and Supply Agreement dated August 11, 2020 (“DSA”) and the Collaboration and License Agreement, dated February 12, 2021 as amended on December 23, 2021 and July 1, 2022 (“CLA”), under which SK Manufactures and supplies Covid-19 antigen and vaccine products to Novavax. The DSA and CLA, are collectively referred to herein as the “Business Agreements”. Products (under the DSA) and Collaboration Antigen Products (under the CLA) are hereinafter collectively referred to as “Novavax Products”;
WHEREAS, pursuant to Novavax’s cancellation notice on [***], SK has ceased all drug substance and drug product Manufacturing activities for supply to Novavax under the following statement of works in relation to the Business Agreements: (i) Statement of Work No.1 dated December 23, 2021, under the CLA as amended to date (“SOW No.1”); (ii) Statement of Work No. 5 dated July 18, 2022, under the DSA (“SOW No.5”); and (iii) Statement of Work No. 6 dated July 18, 2022, as amended to date under the DSA (“SOW No. 6”). SOW No.1, SOW No.5 and SOW No.6 are hereinafter collectively referred to as “Subject SOWs”;
WHEREAS, Novavax and SK desire to wind down all drug substance and drug product Manufacturing activities for supply to Novavax under the Subject SOWs as of the Effective Date; and
WHEREAS, without conceding to any of the claims [***], or any rights Novavax or SK has in connection with other Party’s performance of the Business Agreements or under the Parties’ [***], and [***], the Parties enter into this Agreement in their respective best interests to resolve their disputes through settlement and to agree the wind-down of the Subject SOWs.
NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Recitations and Definitions. The above Recitals are incorporated into the terms and conditions of this Agreement and made a part hereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Business Agreements.
2.Settlement Terms
 2.1 As of the Effective Date, Novavax and SK agree to wind down all drug substance and drug product Manufacturing activities for supply to Novavax under the Subject SOWs. In connection with the cancellation and wind down of the Subject SOWs and as consideration for the final and full release of all Claims (as defined below), the Parties hereby agree that the amounts payable by Novavax to SK shall be USD One Hundred and

Forty Nine Million and Seven Hundred Fifty Thousand ($149.75 million) (“Settlement Cash”).
Novavax will pay to SK the Settlement Cash in accordance with the following payment schedule:

	Payment milestones	Amount (in USD)
First Payment	Within two (2) business days upon the Effective Date hereof	$130.4 million
Second Payment	On or before November 15, 2023	$19.35 million
2.2. The Parties will work collaboratively to agree on and execute a plan to wind down all activities at [***], and SK’s and its Subcontractors’ other facilities (collectively, “SK Facilities”) that have been used for the Manufacture and supply of Novavax Products (“Wind Down Plan”). Each Party will bear their respective costs associated with the preparation of the Wind Down Plan. The Wind Down Plan shall be developed collaboratively and fully implemented by the Parties no later than [***] from the Effective Date. In accordance with the Quality Agreement and the Business Agreements, [***] is responsible for the final disposition of all Novavax Products Manufactured by SK from SK Facilities under the Business Agreements (including Subject SOWs, and any other statement of works where there are remaining Batches under review and testing). With respect to Novavax owned unused Raw Materials acquired for the Manufacturing of Novavax Products (“Left Over Raw Materials”) and Equipment remaining at SK Facilities as of the Effective Date hereof, the Wind Down plan will include a [***]. For the avoidance of doubt, any Purchaser Supplied Items remaining at SK Facilities as of the Effective Date hereof, as specified in the Wind Down Plan, are Novavax property, which wind-down shall be handled in accordance with such Wind Down Plan. The Wind Down Plan will include the following cost sharing agreement between the Parties:

(a)For all Left Over Raw Materials, Equipment and Purchaser Supplied Items that are designated as “returned to Novavax”, any cost and expense arising from or in connection with the return and delivery of same will be [***].
(b)For all Left Over Raw Materials, Equipment and Purchaser Supplied Items that are designated as “repurposed or destroyed by SK”, Novavax will transfer to SK all such Leftover Raw Materials, Equipment and Purchaser Supplied Items in accordance with the Wind Down Plan on an as-is basis and without any warranty, representation, or covenant. SK may, at its sole discretion and expense, repurpose or destroy all such Leftover Raw Materials and Equipment, and SK shall be fully responsible for the use or destruction of same. For Adjuvant (Matrix-M™), SK may only purpose such material in the Manufacturing SK Vaccine Products under the CLA; or, destroy in accordance with the Quality Agreement.
(c)For all Novavax Products unreleased from and/or stored at SK Facilities under the Business Agreement as of the Effective Date hereof for supply to Novavax, which are listed under the Wind Down Plan as “delivered to Novavax”, SK will deliver and Novavax shall receive [***] at the location as set forth in the Wind Down Plan. [***].

2.3 The Parties hereby agree to: (i) remove certain restrictions under the CLA that have been triggered by the launch of SK’s Competing Vaccine SKYCovione™ in the Republic of Korea; (ii) grant an exclusive license by Novavax to SK under the CLA for the Exploitation of SK Antigen Product and SK Vaccine Product in the Republic of Korea and extend the term of such license until February 12, 2029; and (iii) grant a non-exclusive license by Novavax to SK under the CLA for Exploitation of the SK Antigen Product and SK Vaccine Product in Thailand and Vietnam with a term until June 30, 2028. SK Antigen Product and SK Vaccine Product include those utilizing Variant Antigen developed by Novavax during the Term of the CLA. This Section 2.3 shall constitute a valid and binding amendment of CLA between the Parties and be a part of the CLA. The other terms and conditions that are not covered in this Section 2.3 shall be subject to the CLA. [***] following the Effective Date hereof, the Parties will negotiate in good faith other matters regarding the amendment of CLA that are not covered in this Section 2.3, and use reasonable efforts to enter into a mutually acceptable amendment to the CLA to reflect such agreement of the Parties. The Parties acknowledge and agree that the value of the licenses extension granted in this Section 2.3 equals $[***]. The Parties agree to irrevocably deduct such amount from the total settlement amount set forth in the Exhibit A attached hereto. The Settlement Cash (which is the balance between the total settlement amount under Exhibit A and such $[***]), among other promises, covenants, releases, and agreements contained in this Agreement, constitutes the consideration for the Release under this Agreement. For further clarity, under no circumstances will Novavax be responsible to pay to SK such $[***] or any other amount with respect to the licenses granted under and/or extended in accordance with this Section 2.3.

2.4 Each Party will execute all further and additional documents and take all further actions as may reasonably be necessary to effectuate and carry out the provisions in this Section 2 in a timely manner.
3.Release
3.1In consideration of the promises, covenants, releases, and agreements contained herein, without further action by any party, SK and Novavax do hereby now and forever release, remise, hold harmless, and forever discharge each other, and their respective past, present, and future directors, officers, employees, Subcontractors, agents, sublicensees, consultants, attorneys and accountants, Affiliates, assigns, successors, shareholders, beneficiaries, predecessors, insurers, administrators, and successors in interest (each a “Releasee”) of any and all cause of actions, suits, claims, rights, damages, liabilities, obligations, debts, agreements, losses, costs, expenses (including attorneys’ fees and costs actually incurred), or controversies of any nature whatsoever, known or unknown, liquidated or unliquidated, suspected or unsuspected, fixed or contingent in law or in equity arising from or in connection with the Business Agreements, the Subject SOWs, and other statement of works existing under the Business Agreements, in each case, in connection with the Manufacturing and supply of Novavax Products and the cancellation of Services, which have been brought or could have been brought as of the Effective Date (collectively, “Claims”), including without limitation:

a.SK’s obligation to Manufacture or supply any Novavax Product; and
b.Claims by SK that Novavax has breached (i) its obligations under the Subject SOWs arising from or in connection with the cancelation or termination of the Services and disposition of Novavax Products by Novavax as set forth under Section 2.2 hereof; or (ii) its other obligations under the Business Agreements or other SOWs.
3.2For the avoidance of doubt, nothing in this Agreement terminates the DSA or CLA, nor releases either Party’s claims or obligations with respect to Section 2.2 hereof, nor modifies or releases either Party’s rights or obligations in connection with SK Antigen Product and SK Vaccine Product under the CLA, nor terminates or releases either Party’s claims or obligations to maintain the confidentiality of the other Party’s Confidential Information under the Business Agreements and Subject SOWs.
3.3Each Releasee will be an express beneficiary of the rights and releases granted under this Section 3 (Release) and will be entitled to rely on the same as a defense to any suit brought against such Releasee in contravention of the provisions of this Section 3 (Release), without regard to the fact that such Releasee may not be a party to this Agreement.
4.Confidentiality
4.1Each Party acknowledges the confidential nature of the terms and conditions of this Agreement, as well as the confidential information disclosed between the Parties pursuant to the confidentiality terms of the Business Agreements (which remain in full force and effect) (such information, collectively, the “Confidential Information”) and, except as set forth below or in Section 5.1 of this Agreement, each Party agrees that it shall not (a) disclose any Confidential Information to any person or entity, except to such Party and its Affiliates or their respective employees, officers, directors, advisors and other representatives (“Representatives”) who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement, or (b) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement or the Business Agreements. Each Party shall be responsible for any breach of this Section 4 caused by any of its Representatives. Notwithstanding the foregoing, if any Confidential Information is permissibly disclosed under Section 5.1, such information will no longer be deemed Confidential Information for the purposes of this Section 4.
4.2In the event that either Party receives a request to produce Confidential Information of the other Party pursuant to an order of a court of competent jurisdiction or a facially valid administrative, congressional, state or local legislative or other subpoena or believes that such Party is otherwise required by law to disclose Confidential Information, then such Party shall [***] notify the other Party prior to making such disclosure, unless prior notification is precluded by applicable laws or regulations or where enforcement action by applicable authority precludes prior notification, in which case the Party will notify the other Party [***], and shall provide the other Party the opportunity to challenge or otherwise lawfully seek limits upon such disclosure of Confidential Information.

5.Publicity

5.1Neither Party shall, orally or in writing, publicly disclose or issue any press release, make any other public statement, or otherwise communicate with the media, concerning the Subject SOWs, the Business Agreements, the existence of this Agreement or the subject matter hereof, without the prior written approval of the other Party, except to the extent that such Party is required to make any public disclosure or filing regarding the subject matter of this Agreement by applicable laws or regulations, or in connection with enforcing its rights under this Agreement.
5.2Neither Party shall make, publish, or communicate to any person or entity or in any public forum any comments or statements, written or oral, that denigrate or disparage, or are detrimental to, the reputation or stature of the other Party or its businesses, or any of its employees, officers, directors, and existing and prospective customers, suppliers, investors, and other associated third parties.
6.Non-Admission of Liability
The Parties understand and agree that this Agreement is a compromise and settlement of disputed Claims. Each Party specifically denies any liability or wrongdoing whatsoever on their part, such liability including without limitation the Subject SOWs financial breakdown specified under Exhibit A hereto. Nothing in this Agreement shall constitute or be construed as an admission of liability on behalf of a Party, or an admission as to the validity of the Claims.
7.Non-Transfer of Claims
Each Party represents and warrants that it has not assigned or otherwise transferred any interest in any Claim which it may have against the other Party, and hereby agrees that any transfer of any of its interest in any Claim before or after the date of this Agreement, if any, shall be void and invalid. For further clarity, no Party shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, and any attempt of assignment or transfer without such consent shall be void.
8.Free and Voluntary Act of the Parties
Each Party acknowledges that it is entering into this Agreement with full knowledge and understanding that in exchange for the benefits to be received as described herein, it is giving up certain valuable rights that such Party may now have or may later acquire under the Business Agreements.
9.Attorney Representation
This Agreement is entered into voluntarily by the Parties who stipulate and agree that they are under no duress or undue influence. The Parties represent that in the execution of this Agreement, they had the opportunity to consult legal counsel of their own selection and that the said attorneys have reviewed this Agreement, made any desired changes, and advised their respective clients with respect to the advisability of making the settlement and releases provided herein and of executing this Agreement.
10.Due Authorization
Each Party represents and warrants to the other Party that it has full corporate power and authority to execute, deliver and perform under this Agreement and has taken all corporate action required by applicable laws, and its organizational documents to authorize the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, and this Agreement constitutes a valid and binding agreement against it in accordance with its terms.

11.Governing Laws and Dispute Resolution
This Agreement, and all claims arising under or in connection therewith, shall be governed by and interpreted in accordance with the substantive laws of [***], without regard to conflict of law principles thereof. The dispute resolution provisions in Business Agreements shall apply to any and all disputes arising under this Agreement.

12.Entire Agreement
This Agreement contains the entire agreement and understanding of the Parties concerning the subject matter hereof (including without limitation any Claims) and supersedes and replaces all prior negotiations, proposed agreements, and agreements (written or oral) between the Parties on same. Each Party acknowledges that neither the other Party, nor any agent or attorney of the other Party, has made any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof to induce it to execute this Agreement and acknowledges that it is not executing this Agreement in reliance on any such promise, representation or warranty not contained herein.
13.Separation of Terms
In the event that any provision of this Agreement is held to be void, voidable, or unenforceable, it shall be severed from this Agreement and the remaining portions hereof shall remain in full force and effect.
14.No Waiver; Amendment
No provision of this Agreement may be waived or modified, except in writing executed by the Party entitled to enforcement of such provision. The failure of any Party to require strict performance with any provision of this Agreement shall not be construed as a waiver. No provision of this Agreement may be amended or modified other than by a written document executed by authorized representatives of each Party.
15.Costs
The Parties have agreed to bear their own attorneys' fees and costs with respect to the preparation of any and all documents necessary to enter into this Agreement.
16.Notices.
All notices, requests, consents, and other communications under this Agreement shall be in writing Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail or (iii) delivered by overnight courier, in each case, addressed as follows:
If to the Company to:

Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878

Attention:    John Herrmann
Title: Executive Vice President, Chief Legal Officer & General Counsel, Corporate Secretary
E-mail:        [***]

If to SK to:

SK bioscience Co., Ltd.
[***]
[***]

Attention:    [***]
Title:        [***]
E-mail:        [***]

or at such other address as Novavax or SK each may specify by written notice to the other party hereto. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other Party notice in the manner set forth in this Section 16.
17.Counterparts
This Agreement may be signed and executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one Agreement.

Delivery of an executed counterpart of a signature page of this Agreement by facsimile or email shall be effective as delivery of an originally executed counterpart of this Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized officers or representatives.

Novavax, Inc.	SK bioscience Co., Ltd.

/s/ John A. Herrmann III	/s/ [***]
Name: John A. Herrmann III	Name: [***]
Title: Executive Vice President, Chief Legal Officer & General Counsel, Corporate Secretary Date: 08/08/2023	Title: [***] Date: 08/08/2023

Exhibit A

Subject SOWs Financial Breakdown

[Pursuant to Regulation S-K, Item 601(a)(5), this Schedule setting forth the financial breakdown of the Settlement Cash among the Subject SOWs has not been filed. The Registrant agrees to furnish supplementally a copy of any omitted exhibits to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment of omitted items.]
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